UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On April 15, 2016, Calumet Specialty Products Partners, L.P. (the “Partnership”), Calumet Finance Corp. (“Calumet Finance” and, together with the Partnership, the “Issuers”), Calumet GP, LLC (the “General Partner”) and certain subsidiary guarantors named therein (collectively, the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), under which the Issuers agreed to sell $400 million aggregate principal amount of a new series of 11.5% Senior Secured Notes due 2021 (the “2021 Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The 2021 Notes will mature on January 15, 2021 and were issued at an issue price of 98.273 percent of par for net proceeds of approximately $383.3 million, after deducting the initial purchasers’ discount and estimated offering expenses. The closing of the issuance of the 2021 Notes occurred on April 20, 2016. The Partnership intends to use the net proceeds from the private placement to repay borrowings outstanding under its revolving credit facility, to terminate or cash collateralize certain of its existing hedging obligations and for general partnership purposes.

Certain of the Initial Purchasers and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Partnership and its affiliates, for which they received or will receive customary fees and expenses. Affiliates of all of the Initial Purchasers are lenders under the Partnership’s revolving credit facility, and affiliates of certain of the Initial Purchasers are counterparties under the Partnership’s secured hedging obligations and, therefore, may receive a portion of the net proceeds from the private placement. The Partnership has also entered into, in the ordinary course of business, various derivative financial instrument transactions related to its crude oil and natural gas purchases and sales of finished fuel products, including diesel and gasoline crack spread hedges with affiliates of certain of the Initial Purchasers.

The Purchase Agreement contains customary representations, warranties and agreements of the Issuers, the General Partner and the Guarantors and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

Indenture

The 2021 Notes are governed by an Indenture, dated as of April 20, 2016 (the “Indenture”), entered into by the Issuers and the Guarantors with Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”). The 2021 Notes will mature on January 15, 2021. Interest on the 2021 Notes is payable semi-annually in arrears on January 15 and July15 of each year, beginning on July 15, 2016. The 2021 Notes are guaranteed on a senior secured basis by all of the Partnership’s existing subsidiaries (other than Calumet Finance and certain immaterial subsidiaries) that guarantee obligations under the Partnership’s revolving credit facility and certain of the Partnership’s future restricted subsidiaries. Subject to certain exceptions, the notes and the guarantees of the notes will be secured by a lien on all of the fixed assets that secure the Partnership’s obligations under its secured hedge agreements, including certain present and future real property, fixtures and equipment; all United States registered patents and patent license rights, trademarks and trademark license rights, copyrights and copyright license rights and trade secrets; chattel paper, documents and instruments; certain cash deposits in the PP&E proceeds account; certain books and records; and all accessions and proceeds of any of the foregoing.
Optional Redemption
On and after April 15, 2018, the Issuers may on any one or more occasions redeem all or a part of the 2021 Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such 2021 Notes, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2018	111.500%
2019	108.625%
2020 and thereafter	100.000%

At any time prior to April 15, 2018, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2021 Notes issued under the Indenture in an amount not greater than the net proceeds of a public equity offering at a redemption price of 111.500% of the principal amount of the 2021 Notes, plus any accrued and unpaid interest to the date of redemption, provided that: (a) at least 65% of the aggregate principal amount of the 2021 Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and (b) the redemption occurs within 180 days of the date of the closing of such public equity offering.

Prior to April 15, 2018, the Issuers may on any one or more occasions redeem all or part of the 2021 Notes at a redemption price equal to the sum of: (a) the principal amount thereof, plus (b) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus any accrued and unpaid interest to the applicable redemption date.
Certain Covenants
The Indenture contains covenants that, among other things, restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (a) sell assets; (b) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt or unsecured notes; (c) make investments; (d) incur or guarantee additional indebtedness or issue preferred units; (e) create or incur certain liens; (f) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (g) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (h) engage in transactions with affiliates; and (i) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. However, at any time when the 2021 Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default, each as defined in the Indenture, has occurred and is continuing, many of these covenants will be suspended.
Upon the occurrence of certain change of control events, as defined in the Indenture, each holder of the 2021 Notes will have the right to require that the Partnership repurchase all or a portion of such holder’s 2021 Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest to the date of repurchase.
The foregoing descriptions of the Indenture and the 2021 Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture (including the form of 2021 Notes attached as an exhibit thereto), a copy of which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Collateral Trust Agreement
In connection with the private placement of the 2021 Notes, on April 20, 2016, the Issuers and the Guarantors entered into a Collateral Trust Agreement (the “Collateral Trust Agreement”) with Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”), the Trustee and the representatives (the “Parity Lien Representatives”) of certain other holders of Parity Lien Obligations (as defined in the Collateral Trust Agreement). The Collateral Trust Agreement sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon the collateral securing the 2021 Notes and related guarantees (the “Parity Lien Collateral”) at any time held by it, in trust for the benefit of the current and future holders of the Parity Lien Obligations. In addition, the Collateral Trust Agreement authorizes the Collateral Trustee to enter into the Intercreditor Agreement (as defined below) and certain other documents providing for grants or transfers for security (the “Security Documents”).

In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Parity Lien Debt (as defined in the Collateral Trust Agreement), each series of Parity Lien Debt will cast its votes in accordance with the documents governing such series of Parity Lien Debt. The amount of Parity Lien Debt to be voted by a series of Parity Lien Debt will equal (a) in the case of a series of Parity Lien Debt that is not indebtedness under any existing secured hedging obligation, the aggregate principal amount of obligations held by holders of such series of Parity Lien Debt, and (b) in the case of a series of Parity Lien Debt that is indebtedness under one or more secured hedging obligations, the applicable hedge counterparty’s exposure under such secured hedging obligations. Following and in accordance with the outcome of the applicable vote under the documents governing each series of Parity Lien Debt, the Parity Lien Representative of such series of Parity Lien Debt will vote the total amount of Parity Lien Debt under that series of Parity Lien Debt as a block in respect of any vote under the Collateral Trust Agreement.
The Collateral Trust Agreement provides that the Collateral Trustee’s liens on the Parity Lien Collateral will be automatically released upon the occurrence of certain events. The Security Documents provide that the liens securing the Parity Lien Obligations will extend to the proceeds of any sale of Parity Lien Collateral. As a result, the Collateral Trustee’s liens will apply to the proceeds of any such Parity Lien Collateral received in connection with any sale or other disposition of certain assets.
The Collateral Trust Agreement sets forth the order in which the Collateral Trustee must apply the proceeds of any collection, sale by the Collateral Trustee, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Parity Lien Collateral and the proceeds of any title insurance or other insurance policy required under any document governing the 2021 Notes or the Security Documents or other agreement governing each series of Parity Lien Debt or otherwise covering the Parity Lien Collateral, and any condemnation proceeds with respect to the Parity Lien Collateral.
The Collateral Trust Agreement provides that the Collateral Trust Agreement and any other Security Document granting a lien in favor of the Collateral Trustee may be amended, waived or supplemented only in writing executed by the applicable obligor thereunder and the Collateral Trustee, acting as directed by the holders of Parity Lien Debt, with certain exceptions.
The foregoing description of the Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collateral Trust Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Intercreditor Agreement
The 2021 Notes will not be secured by a lien on the Credit Agreement Collateral (as defined below). In connection with the offering of the 2021 Notes, the Collateral Trustee entered into that certain Second Amended and Restated Intercreditor Agreement (the “Intercreditor Agreement”) among the Collateral Trustee, as fixed asset collateral trustee, Bank of America, N.A., as agent for the lenders under the Credit Agreement (as defined below) (in such capacity, the “Credit Agreement Agent”), the Partnership and the other grantors named therein (the “Obligors”), providing for certain access and administrative agreements with respect to the Credit Agreement Collateral and the Parity Lien Collateral.
The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, a copy of which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Second Amendment to Second Amended and Restated Credit Agreement

On April 20, 2016, the Partnership and certain of its operating subsidiaries party thereto as borrowers (collectively, the “Borrowers”) entered into a Second Amendment to Second Amended and Restated Credit Agreement (the “Second Amendment”), by and among the Borrowers, the Credit Agreement Agent and the lenders party thereto (including Bank of America, N.A., the “Lenders”), amending that certain Second Amended and Restated Credit Agreement, dated as of July 14, 2014, by and among the Partnership and certain of its operating subsidiaries party thereto as borrowers, the Credit Agreement Agent and the lenders party thereto (as previously amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of

December 4, 2015, and as further amended by the Second Amendment, the “Credit Agreement”). The Second Amendment, among other things, amends the Credit Agreement to permit (a) the issuance of the 2021 Notes pursuant to the Indenture and (b) such 2021 Notes to be secured by a lien on the Parity Lien Collateral, subject to the terms of the Intercreditor Agreement.

The Credit Agreement provides for a $1 billion senior secured revolving credit facility, which (a) has a $500 million incremental uncommitted expansion feature, (b) is subject to a borrowing base (the “Borrowing Base”) based on eligible accounts receivable and inventory, and (c) has a letter of credit sublimit of $600 million, which may be increased, with the Credit Agreement Agent’s consent, to 90% of the revolving commitments under the facility.

Loans under the Credit Agreement bear interest at the prime rate plus a margin or LIBOR plus a margin, at the Partnership’s option. The margin ranges from 50 to 100 basis points for prime rate loans and 150 to 200 basis points for LIBOR rate loans. The margin is based on the Partnership’s average availability (as a percentage of the Borrowing Base) for its preceding calendar quarter. Letters of credit issued under the Credit Agreement accrue fees at the basis points margin applicable to LIBOR rate loans.

The Lenders have a first priority lien on, among other things, the Partnership’s accounts receivable and inventory and substantially all of its cash (the “Credit Agreement Collateral”). The Credit Agreement matures on July 14, 2019. The Partnership may be required to make mandatory prepayments under certain conditions.

The Credit Agreement generally permits the Partnership to make cash distributions to its unitholders as long as, after giving effect thereto, the Partnership has restricted cash on hand and availability under the Credit Agreement in an aggregate amount at least equal to the greater of (a) 15% of the Borrowing Base and (b) $70 million (which amount is subject to increase in proportion to revolving commitment increases).

In addition, the Credit Agreement contains various covenants that limit, among other things, the Borrowers’ ability to: incur indebtedness; grant liens; dispose of certain assets; make certain acquisitions and investments; redeem or prepay other debt or make other restricted payments; enter into transactions with affiliates; and enter into a merger, consolidation or sale of assets. Further, the Credit Agreement contains one springing financial covenant which provides that if the Borrowers’ availability under the Credit Agreement falls below the greater of (a) 12.5% of the Borrowing Base and (b) $45 million (which amount is subject to increase in proportion to revolving commitment increases), the Borrowers will be required to maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of at least 1.0 to 1.0.

If an event of default exists under the Credit Agreement, the Lenders will be able to accelerate the maturity of the revolving credit facility and exercise other rights and remedies. An event of default includes, among other things, the nonpayment of principal, interest, fees or other amounts; failure of any representation or warranty to be true and correct when made or confirmed; failure to perform or observe covenants in the Credit Agreement or other loan documents, subject, in limited circumstances, to certain grace periods; cross-defaults to certain other indebtedness if the effect of such default is to cause, or permit the holders of such indebtedness to cause, the acceleration of such indebtedness under any material agreement; bankruptcy or insolvency events; certain monetary and non-monetary judgments; asserted invalidity of the loan documentation; and a Change of Control (as defined in the Credit Agreement).

The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1
Purchase Agreement, dated April 15, 2016, by and among the Partnership, Calumet Finance, the General Partner, the Guarantors and the Initial Purchasers named therein, relating to the offering of the 2021 Notes.

4.1	Indenture, dated April 20, 2016, by and among the Issuers, the Guarantors and the Trustee, relating to the offering of the 2021 Notes.
4.2	Form of 11.5% Senior Secured Note due 2021 (included in Exhibit 4.1).
10.1
Amended and Restated Collateral Trust Agreement, dated as of April 20, 2016, among the Partnership, the obligors party thereto, the secured hedge counterparties party thereto and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

10.2	Second Amended and Restated Intercreditor Agreement, dated April 20, 2016, by and among the Collateral Trustee, Bank of America, N.A., as administrative agent, and the Obligors named therein.
10.3
Second Amendment to Second Amended and Restated Credit Agreement, dated as of April 20, 2016, by and among the Partnership and certain of its subsidiaries as Borrowers, certain of its subsidiaries as Guarantors, the Lenders, Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National, N.A., as Co-Syndication Agents, PNC Bank, N.A., as Co-Documentation Agent and Bank of America, N.A., as Issuing Bank.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.
By: CALUMET GP, LLC, its General Partner

Date: April 21, 2016	By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II Title: Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description
1.1
Purchase Agreement, dated April 15, 2016, by and among the Partnership, Calumet Finance, the General Partner, the Guarantors and the Initial Purchasers named therein, relating to the offering of the 2021 Notes.

4.1	Indenture, dated April 20, 2016, by and among the Issuers, the Guarantors and the Trustee, relating to the offering of the 2021 Notes.
4.2	Form of 11.5% Senior Secured Note due 2021 (included in Exhibit 4.1).
10.1
Amended and Restated Collateral Trust Agreement, dated as of April 20, 2016, among the Partnership, the obligors party thereto, the secured hedge counterparties party thereto and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

10.2	Second Amended and Restated Intercreditor Agreement, dated April 20, 2016, by and among the Collateral Trustee, Bank of America, N.A., as administrative agent, and the Obligors named therein.
10.3
Second Amendment to Second Amended and Restated Credit Agreement, dated as of April 20, 2016, by and among the Partnership and certain of its subsidiaries as Borrowers, certain of its subsidiaries as Guarantors, the Lenders, Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National, N.A., as Co-Syndication Agents, PNC Bank, N.A., as Co-Documentation Agent and Bank of America, N.A., as Issuing Bank.